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U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2002

Summa Industries
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7755 (Commission file number)	95-1240978 (I.R.S. employer identification number)

21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 792-7024

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant.

        Effective on May 20, 2002, Summa Industries, a Delaware corporation ("Summa"), dismissed its independent public accountants, Arthur Andersen LLP ("Andersen") and, on May 21, 2002, Summa retained KPMG LLP as its new independent public accountants. The change in accountants was ratified and approved by the Board of Directors of Summa, upon the recommendation of the Audit Committee of the Board of Directors. KPMG LLP will review Summa's financial statements for its fiscal quarter ended May 31, 2002, to be included in Summa's Quarterly Report on Form 10-Q for such quarter, and will audit the financial statements of Summa for the fiscal year ending August 31, 2002.

        During Summa's two most recent fiscal years, and the subsequent interim periods through May 20, 2002, there were no disagreements between Summa and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on Summa's financial statements for such periods.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during Summa's two most recent fiscal years ended August 31, 2001, or during any subsequent interim period through May 20, 2002.

        The audit reports issued by Andersen on the consolidated financial statements of Summa as of and for the fiscal years ended August 31, 2000 and August 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Summa provided Andersen with a copy of the foregoing disclosures, and a letter from Andersen confirming its agreement with these disclosures is attached as Exhibit 16.1 to this report.

        During Summa's two most recent fiscal years ended August 31, 2001 and through May 20, 2002, Summa did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Exhibits.

  (c)
  Exhibits.

Exhibit	Description
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES, a Delaware corporation
Date: May 21, 2002	By:	/s/ JAMES R. SWARTWOUT James R. Swartwout President

EXHIBIT INDEX

Exhibit	Description
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

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SIGNATURE
EXHIBIT INDEX